Exhibit 4.2

WARRANT

THIS WARRANT AND ANY SECURITIES ACQUIRED UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS. THIS WARRANT AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THIS WARRANT.

THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF A REGISTRATION RIGHTS AGREEMENT DATED AS OF FEBRUARY 16, 2004.

THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF A FINANCING AGREEMENT DATED AS OF AUGUST, 13, 2003, AS AMENDED. IN NO EVENT SHALL THIS WARRANT BE EXERCISABLE ON OR PRIOR TO MAY 17, 2004.

ATP OIL & GAS CORPORATION

COMMON STOCK PURCHASE WARRANT

No. W-2	February 16, 2004

Warrant to Purchase

637,500 Shares of Common Stock

ATP OIL & GAS CORPORATION, a Texas corporation (the “Company”), for value received, hereby certifies that ABLECO HOLDING LLC or its registered assigns (the “Holder”), is entitled to purchase from the Company duly authorized, validly issued, fully paid and nonassessable shares of Common Stock, par value $.001 per share, of the Company (the “Common Stock”), at a purchase price per share equal to the Exercise Price, at any time or from time to time on or after May 17, 2004, but prior to 5:00 P.M., New York City time, on February 16, 2009 (the “Expiration Date”), all subject to the terms, conditions and adjustments set forth below in this Warrant.

This Warrant is one of the Common Stock Purchase Warrants (the “Warrant” and, collectively, the “Warrants,” such terms to include any such warrants issued in substitution therefor) referred to and issued under that certain Second Amended and Restated Financing Agreement, dated as of August 13, 2003, as amended pursuant to the Consent and Amendment No. 1, dated as of November 14, 2003, Amendment No. 2, dated as of December 3, 2003, and as supplemented by the Joinder Agreement, dated as of December 3, 2003, and Amendment No. 3, dated as of February 16, 2004 (as amended, supplemented or otherwise modified from time to time, the “Financing Agreement”), by and among the Company, as the borrower, each subsidiary of the Company listed as a guarantor on the signature pages thereto, each of the lenders from time to time party thereto, Ableco Finance LLC, as collateral agent and administrative agent for the lenders, and Wells Fargo Foothill, Inc., as funding agent for the lenders. The Warrant originally so issued evidences the right to purchase up to 637,500 shares of Common Stock (the “Initial Number of Shares”), subject to certain adjustments as provided herein. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned such terms in the Financing Agreement.

1. Definitions. As used herein, unless the context otherwise requires, the following terms shall have the meanings indicated:

“Additional Shares of Common Stock” shall mean (without duplication) all shares (including treasury shares) of Common Stock issued or sold (or, pursuant to Section 3.3 or 3.4, deemed to be issued) by the Company after the date hereof, whether or not subsequently reacquired or retired by the Company, other than (a) shares issued upon the exercise of this Warrant or any other Warrant issued in connection with the Financing Agreement and (b) such number of additional shares as may become issuable upon the exercise of the Warrants by reason of adjustments required pursuant to the provisions of such Warrants as in effect on the date hereof.

“Applicable Number of Shares” shall mean at any date of determination a number of shares of Common Stock equal to the difference between (a) the Initial Number of Shares, less (b) the number of shares of Common Stock which were issued pursuant to the exercise of this Warrant, as determined immediately prior to such date (giving effect to any stock splits or combinations, or any dividends paid or payable in shares of Common Stock, after the issuance of such shares).

“Business Day” shall mean any day other than a Saturday or a Sunday or a day on which commercial banking institutions in the City of New York are authorized by law to be closed. Any reference to “days” (unless Business Days are specified) shall mean calendar days.

“Commission” shall mean the Securities and Exchange Commission or any successor agency having jurisdiction to enforce the Securities Act.

“Common Stock” shall have the meaning assigned to it in the introduction to this Warrant, such term to include any stock into which the Common Stock shall have been changed or any stock resulting from any reclassification of such Common Stock, and all other stock of any class or classes (however designated) of the Company the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference.

“Company” shall have the meaning assigned to it in the introduction to this Warrant, such term to include any corporation or other entity which shall succeed to or assume the obligations of the Company hereunder in compliance with Section 4.

“Convertible Securities” shall mean any evidences of indebtedness, shares of stock (other than Common Stock) or other securities directly or indirectly convertible into or exchangeable for Additional Shares of Common Stock.

“Current Market Price” shall mean, on any date specified herein, the average of the daily Market Price during the 5 consecutive trading days before such date, except that, if on any such date the shares of Common Stock are not listed or admitted for trading on any national securities exchange or quoted in the over-the-counter market, the Current Market Price shall be the Market Price on such date.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations thereunder, or any successor statute.

“Exercise Price” shall mean the Initial Price, as adjusted from time to time as provided herein.

“Expiration Date” shall have the meaning assigned to it in the introduction to this Warrant.

“Fair Value” shall mean, on any date specified herein (i) in the case of cash, the dollar amount thereof, (ii) in the case of a security, the Market Price, and (iii) in all other cases, the fair value thereof (as of a date which is within 20 days of the date as of which the determination is to be made) determined in good faith jointly by the Company and a Majority of the Holders; provided, however, that if such parties are unable to reach agreement within a reasonable period of time, the Fair Value shall be determined in good faith, by an independent investment banking firm selected jointly by the Company and a Majority of the Holders or, if that selection cannot be made within ten days, by an independent investment banking firm selected by the American Arbitration Association in accordance with its rules, and provided further, that the Company shall pay all of the fees and expenses of any third parties incurred in connection with determining the Fair Value.

“Financing Agreement” shall have the meaning assigned to it in the introduction to this Warrant.

“Financing Agreement Date” shall mean February 16, 2004.

“Holder” shall have the meaning assigned to it in the introduction to this Warrant.

“Initial Number of Shares” shall have the meaning assigned to it in the introduction to this Warrant.

“Initial Price” means $6.75.

“Majority of the Holders” shall mean the Holders of this Warrant and any other Warrants issued pursuant to the Financing Agreement who shall be entitled, upon exercise of their Warrants, to purchase more than 50% of all shares of Common Stock then issuable under all such Warrants.

“Market Price” shall mean, on any date specified herein, the amount per share of the Common Stock, equal to (a) the last reported sale price of such Common Stock, regular way, on such date or, in case no such sale takes place on such date, the average of the closing bid and asked prices thereof regular way on such date, in either case as officially reported on the principal national securities exchange on which such Common Stock is then listed or admitted for trading, (b) if such Common Stock is not then listed or admitted for trading on any national securities exchange but is designated as a national market system security by the NASD, the last reported trading price of the Common Stock on such date, (c) if there shall have been no trading on such date or if the Common Stock is not so designated, the average of the closing bid and asked prices of the Common Stock on such date as shown by the NASD automated quotation system, or (d) if such Common Stock is not then listed or admitted for trading on any national exchange or quoted in the over-the-counter market, the fair value thereof (as of a date which is within 20 days of the date as of which the determination is to be made) determined in good faith jointly by the Company and a Majority of the Holders; provided, however, that if such parties are unable to reach agreement within a reasonable period of time, the Market Price shall be determined in good faith by an independent investment banking firm selected jointly by the Company and a Majority of the Holders or, if that selection cannot be made within ten days, by an independent investment banking firm selected by the American Arbitration Association in accordance with its rules, and provided further, that the Company shall pay all of the fees and expenses of any third parties incurred in connection with determining the Market Price.

“NASD” shall mean the National Association of Securities Dealers, Inc.

“Notice” shall have the meaning assigned to it in Section 2.1(a) of this Agreement.

“Options” shall mean any rights, options or warrants to subscribe for, purchase or otherwise acquire Additional Shares of Common Stock or Convertible Securities.

“Other Securities” shall mean any stock (other than Common Stock) and other securities of the Company or any other Person (corporate or otherwise) which the holders of the Warrants at any time shall be entitled to receive, or shall have received, upon the exercise of the Warrants, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 4 or otherwise.

“Permitted Issuances” shall mean any issuance of capital stock of the Company which constitutes a Permitted Preferred Equity Issuance (as such term is defined in Amendment No. 3, dated February 16, 2004, to the Financing Agreement).

“Person” shall mean any individual, firm, partnership, corporation, trust, joint venture, association, joint stock company, limited liability company, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof, and shall include any successor (by merger or otherwise) of such entity.

“Purchase Price” shall have the meaning assigned to it in Section 2.1(a) of this Agreement.

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated the date hereof, by and between the Company thereof and each Holder, as may be amended from time to time, including the demand and piggy-back registration rights of the Holders and the other provisions thereof with respect to the Warrants and the shares of Common Stock issuable upon the exercise of the Warrants.

“Restricted Securities” shall mean (a) any Warrants bearing the applicable legend set forth in Section 9.1, (b) any shares of Common Stock (or Other Securities) issued or issuable upon the exercise of Warrants which are (or, upon issuance, will be) evidenced by a certificate or certificates bearing the applicable legend set forth in such Section, and (c) any shares of Common Stock (or Other Securities) issued subsequent to the exercise of any of the Warrants as a dividend or other distribution with respect to, or resulting from a subdivision of the outstanding shares of Common Stock (or other Securities) into a greater number of shares by reclassification, stock splits or otherwise, or in exchange for or in replacement of the Common Stock (or Other Securities) issued upon such exercise, which are evidenced by a certificate or certificates bearing the applicable legend set forth in such Section.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time, and the rules and regulations thereunder, or any successor statute.

“Warrant or Warrants” shall have the meaning assigned to it in the introduction to this Warrant.

2. Exercise of Warrant.

2.1. Manner of Exercise; Payment of the Purchase Price. (a) This Warrant may be exercised by the Holder hereof, in whole or in part, at any time or from time to time on or after May 17, 2004 but prior to the Expiration Date, for a number of shares of Common Stock not greater than the then-Applicable Number of Shares determined as of the date of exercise, by surrendering to the Company at its principal office this Warrant, with the form of Election to Purchase Shares (the “Notice”) attached hereto as Exhibit A (or a reasonable facsimile thereof) duly executed by the Holder, which Notice shall specify the number of shares of Common Stock to be issued to such Holder and accompanied by payment of the applicable purchase price (the

“Purchase Price”) in an amount equal to the product of (i) the Exercise Price and (ii) the number of shares of Common Stock to be issued.

(b) Payment of the Purchase Price may be made as follows (or by any combination of the following): (i) in United States currency by cash or delivery of a certified check or bank draft payable to the order of the Company or by wire transfer to the Company, (ii) by cancellation of all or any part of the unpaid principal amount of the then-outstanding Obligations (as defined in the Financing Agreement) in an amount equal to the Purchase Price, (iii) by cancellation of such number of the shares of Common Stock otherwise issuable to the Holder upon such exercise as shall be specified in such Election to Purchase Shares, such that the excess of the aggregate Current Market Price of such specified number of shares on the date of exercise over the portion of the Purchase Price attributable to such shares shall equal the Purchase Price attributable to the shares of Common Stock to be issued upon such exercise, in which case such amount shall be deemed to have been paid to the Company and the number of shares issuable upon such exercise shall be reduced by such specified number, (iv) by surrender to the Company for cancellation certificates representing shares of Common Stock of the Company owned by the Holder (properly endorsed for transfer in blank) having a Current Market Price on the date of Warrant exercise equal to the Purchase Price, or (v) by a combination of the methods described in clauses (i), (ii), (iii) and (iv).

2.2. When Exercise Effective. Each exercise of this Warrant shall be deemed to have been effected as of the later to occur of (a) receipt of payment of the Purchase Price and (b) immediately prior to the close of business on the Business Day on which this Warrant shall have been surrendered to the Company as provided in Section 2.1, and at such time of effectiveness the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock (or Other Securities) shall be issuable upon such exercise as provided in Section 2.3 shall be deemed to have become the holder or holders of record thereof for all purposes.

2.3. Delivery of Stock Certificates, etc.; Charges, Taxes and Expenses. (a) As soon as practicable after each exercise of this Warrant, in whole or in part, and in any event within five Business Days thereafter, the Company shall cause to be issued in the name of and delivered to the Holder hereof or, subject to Section 10, as the Holder may direct, a certificate or certificates for the number of shares of Common Stock (or Other Securities) to which the Holder shall be entitled upon such exercise plus, in lieu of issuance of any fractional share to which the Holder would otherwise be entitled, if any, a check for the amount of cash equal to the same fraction multiplied by the Exercise Price per share on the date of Warrant exercise.

In case any such exercise is for less than all of the then-Applicable Number of Shares as of the date of exercise purchasable under this Warrant, this Warrant or a new Warrant or Warrants of like tenor, shall be returned to the Holder, noting the number of shares of Common Stock issued hereunder to date.

The Company will pay all documentary stamp taxes attributable to the initial issuance of shares of Common Stock upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrants or any certificates for shares of Common stock in a name other than that of the Holder, and the Company shall not be required to issue or deliver such Warrant or shares of Common Stock unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

3. Adjustment of Common Stock Issuable Upon Exercise; Adjustment of Exercise Price.

3.1. Adjustment of Number of Shares. From and after the date hereof, upon each adjustment of the Exercise Price as a result of the calculations made in this Section 3, this Warrant shall thereafter evidence the right to receive, at the adjusted Exercise Price, that number of shares of Common Stock (calculated to the nearest one-hundredth) obtained by dividing (i) the product of the aggregate number of shares covered by this Warrant immediately prior to such adjustment and the Exercise Price in effect immediately prior to such adjustment of the Exercise Price by (ii) the Exercise Price in effect immediately after such adjustment of the Exercise Price.

3.2. Adjustment of Exercise Price.

3.2.1. Issuance of Additional Shares of Common Stock. In case the Company at any time or from time to time after the Financing Agreement Date shall issue or sell Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 3.3 or 3.4) without consideration or for a consideration per share less than the Market Price in effect immediately prior to such issue or sale, then, and in each such case (other than issuances pursuant to this Section 3.2.1 consented to in advance by a majority of the Holders and Permitted Issuances), subject to Section 3.8, the Exercise Price shall be reduced, concurrently with such issue or sale, to a price (calculated to the nearest .001 of a cent) determined by multiplying such Exercise Price by a fraction

(a) the numerator of which shall be the sum of (i) the number of shares of Common Stock outstanding immediately prior to such issue or sale and (ii) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of such Additional Shares of Common Stock so issued or sold would purchase at such Market Price, and

(b) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such issue or sale, provided, however, that, for the purposes of this Section 3.2.1, (x) immediately after any Additional Shares of Common Stock are deemed to have been issued pursuant to Section 3.3 or 3.4, such Additional Shares shall be deemed to be outstanding, and (y) treasury shares shall not be deemed to be outstanding.

3.2.2. Extraordinary Dividends and Distributions. In case the Company at any time or from time to time after the Financing Agreement Date shall declare, order, pay or make a dividend (excluding dividends consented to in advance by the majority of the Holders) or other distribution (including, without limitation, any distribution of other or additional stock or other securities or property or Options by way of dividend or spin-off, reclassification, recapitalization or similar corporate rearrangement) on the Common Stock, subject to Section 3.8, the Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of any class of securities entitled to receive such dividend or distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Exercise Price by a fraction

(x) the numerator of which shall be the Market Price in effect on such record date or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading, less the Fair Value of such dividend or distribution applicable to one share of Common Stock, and

(y) the denominator of which shall be such Market Price.

3.3. Treatment of Options and Convertible Securities. In case the Company at any time or from time to time after the Financing Agreement Date shall issue, sell, grant or assume, or shall fix a record date for the determination of holders of any class of securities of the Company entitled to receive, any Options or Convertible Securities (whether or not the rights thereunder are immediately exercisable), then, and in each such case, the maximum number of Additional Shares of Common Stock (as set forth in the instrument relating thereto, without regard to any provisions contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, or the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue, sale, grant or assumption or, in case such a record date shall have been fixed, as of the close of business on such record date (or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading), provided, however, that such Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 3.5) of such shares would be less than the Market Price in effect on the date of and immediately prior to such issue, sale, grant or assumption or immediately prior to the close of business on such record date (or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading), as the case may be and provided, further, that in any such case in which Additional Shares of Common Stock are deemed to be issued:

(a) whether or not the Additional Shares of Common Stock underlying such Options or Convertible Securities are deemed to be issued, no further adjustment of the Exercise Price shall be made upon the subsequent issue or sale of Convertible Securities or shares of Common Stock upon the exercise of such Options or the conversion or exchange of such Convertible Securities, except in the case of any such Options or Convertible Securities which contain provisions requiring an adjustment, subsequent to the date of the issue or sale thereof, of the number of Additional Shares of Common Stock issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities by reason of (x) a change of control of the Company, (y) the acquisition by any Person or group of Persons of any specified number or percentage of the voting securities of the Company or (z) any similar event or occurrence, each such case to be deemed hereunder to involve a separate issuance of Additional Shares of Common Stock, Options or Convertible Securities, as the case may be;

(b) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Company, or decrease in the number of Additional Shares of Common Stock issuable, upon the exercise, conversion or exchange thereof (by change of rate or otherwise), the Exercise Price computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of the record date, or date prior to the commencement of ex-dividend trading, as the case may be, with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options, or the rights of conversion or exchange under such Convertible Securities, which are outstanding at such time;

(c) upon the expiration (or purchase by the Company and cancellation or retirement) of any such Options which shall not have been exercised or the expiration of any rights of conversion or exchange under any such Convertible Securities which (or purchase by the Company and cancellation or retirement of any such Convertible Securities the rights of conversion or exchange under which) shall not have been exercised, the Exercise Price computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of the record date, or date prior to the commencement of ex-dividend trading, as the case may be, with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration (or such cancellation or retirement, as the case may be), be recomputed as if:

(i) in the case of Options for Common Stock or Convertible Securities, the only Additional Shares of Common Stock issued or sold were the Additional Shares of Common Stock, if any, actually issued or sold upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, or for the issue or sale of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange, and

(ii) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued or sold upon the exercise of such Options were issued at the time of the issue or sale, grant or assumption of such Options, and the consideration received by the Company for the Additional Shares of Common Stock deemed to have then been issued was the consideration actually received by the Company for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company (pursuant to Section 3.5) upon the issue or sale of such

Convertible Securities with respect to which such Options were actually exercised;

(d) no readjustment pursuant to subdivision (b) or (c) above shall have the effect of increasing the Exercise Price by an amount in excess of the amount of the adjustment thereof originally made in respect of the issue, sale, grant or assumption of such Options or Convertible Securities; and

(e) in the case of any such Options which expire by their terms not more than 30 days after the date of issue, sale, grant or assumption thereof, no adjustment of the Exercise Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the manner provided in subdivision (c) above.

3.4. Treatment of Stock Dividends, Stock Splits, etc. In case the Company at any time or from time to time after the Financing Agreement Date shall declare or pay any dividend on the Common Stock payable in Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then, and in each such case, Additional Shares of Common Stock shall be deemed to have been issued (a) in the case of any such dividend, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend, or (b) in the case of any such subdivision, at the close of business on the day immediately prior to the day upon which such corporate action becomes effective.

3.5. Computation of Consideration. For the purposes of this Section 3,

(a) the consideration for the issue or sale of any Additional Shares of Common Stock shall, irrespective of the accounting treatment of such consideration,

(i) insofar as it consists of cash, be computed at the net amount of cash received by the Company, without deducting any expenses paid or incurred by the Company or any commissions or compensations paid or concessions or discounts allowed to underwriters, dealers or others performing similar services in connection with such issue or sale,

(ii) insofar as it consists of property (including securities) other than cash, be computed at the Fair Value thereof at the time of such issue or sale, and

(iii) in case Additional Shares of Common Stock are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be the portion of such consideration so received, computed as provided in clauses (i) and (ii) above, allocable to such Additional Shares of Common Stock, such allocation to be determined in the same manner that the Fair Value of property not consisting of cash or securities is to be determined as provided in the definition of “Fair Value” herein;

(b) Additional Shares of Common Stock deemed to have been issued pursuant to Section 3.3, relating to Options and Convertible Securities, shall be deemed to have been issued for a consideration per share determined by dividing

(i) the total amount, if any, received and receivable by the Company as consideration for the issue, sale, grant or assumption of the Options or Convertible Securities in question, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration to protect against dilution) payable to the Company upon the exercise in full of such Options or the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, in each case computing such consideration as provided in the foregoing subdivision (a), by

(ii) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number to protect against dilution) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities; and

(c) Additional Shares of Common Stock deemed to have been issued pursuant to Section 3.4, relating to stock dividends, stock splits and similar corporate events shall be deemed to have been issued for no consideration.

3.6. Adjustments for Combinations, etc. If after the Financing Agreement Date the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Exercise Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

3.7. Dilution in Case of Other Securities. If after the Financing Agreement Date any Other Securities shall be issued or sold or shall become subject to issue or sale upon the conversion or exchange of any stock (or Other Securities) of the Company (or any issuer of Other Securities or any other Person referred to in Section 4) or to subscription, purchase or other acquisition pursuant to any Options issued or granted by the Company (or any such other issuer or Person) for a consideration such as to dilute, on a basis consistent with the standards established in the other provisions of this Section 3, the purchase rights granted by this Warrant, then, and in each such case, the computations, adjustments and readjustments provided for in this Section 3 with respect to the Exercise Price shall be made as nearly as possible in the manner so provided and applied to determine the amount of Other Securities from time to time receivable upon the exercise of the Warrants, so as to protect the holders of the Warrants against the effect of such dilution.

3.8. De Minimis Adjustments; Certain Retroactive Adjustments. If the amount of any adjustment of the Exercise Price per share required pursuant to this Section 3 would be less than one tenth (1/10) of one percent (1%) of the Exercise Price, such amount shall be carried forward and adjustment with respect thereto made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate a change in the Exercise Price of at least one tenth (1/10) of one percent (1%) of such Exercise Price. All calculations under this Warrant shall be made to the nearest .001 of a cent or to the nearest one-hundredth of a share, as the case may be.

3.9. Abandoned Dividend or Distribution. If after the Financing Agreement Date the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution (which results in an adjustment to the Exercise Price under the terms of this Warrant) and shall, thereafter, and before such dividend or distribution is paid or delivered to shareholders entitled thereto, legally abandon its plan to pay or deliver such dividend or distribution, then any adjustment made to the Exercise Price by reason of the taking of such record shall be reversed, and any subsequent adjustments, based thereon, shall be recomputed.

4. Consolidation, Merger, Etc.

4.1. Adjustments for Consolidation, Merger, Sale of Assets, Reorganization, etc. In case the Company (a) shall consolidate with or merge into any other Person and shall not be the continuing or surviving corporation of such consolidation or merger, or (b) shall permit any other Person to consolidate with or merge into the Company and the Company shall be the continuing or surviving Person but, in connection with such consolidation or merger, the Common Stock or Other Securities shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (c) shall transfer all or substantially all of its properties or assets to any other Person and shall thereafter distribute any material portion of the proceeds of such transaction to its shareholders generally, or (d) shall effect a capital reorganization or reclassification of the Common Stock or Other Securities (other than a capital reorganization or reclassification of the Common Stock resulting in the issuance of Additional Shares of Common Stock for which adjustment in the Purchase Price is provided in Section 3.2.1 or 3.2.2), then, and in the case of each such transaction, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Warrant, the Holder of this Warrant, upon the exercise hereof at any time after the consummation of such transaction, shall be entitled to receive (at the aggregate Purchase Price in effect immediately prior to the time of such consummation for all Common Stock or Other Securities issuable upon such exercise immediately prior to such consummation), in lieu of the Common Stock or Other Securities issuable upon such exercise prior to such consummation, the highest amount of securities, cash or other property to which such Holder would actually have been entitled as a shareholder upon such consummation if such Holder had exercised this Warrant for all of the then-Applicable Number of Shares immediately prior thereto, subject to adjustments (subsequent to such consummation) as nearly equivalent as possible to the adjustments provided for in Sections 3 through 5.

4.2. Assumption of Obligations. Notwithstanding anything contained in the Warrants or in the Financing Agreement to the contrary, the Company shall not effect any of the transactions described in clauses (a) through (d) of Section 4.1 unless, prior to the consummation thereof, each Person (other than the Company) which may be required to deliver any stock, securities, cash or property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to the Holder of this Warrant, (a) the obligations of the Company under this Warrant (and if the Company shall survive the consummation of such transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company under this Warrant), (b) the obligations of the Company under the Registration Rights Agreement and (c) the obligation to deliver to the Holder such shares of stock, securities, cash or property as, in accordance with the foregoing provisions of this Section 4, the Holder may be entitled to receive and such Person shall have similarly delivered to the Holder an opinion of counsel for such person, which counsel shall be reasonably satisfactory to the Holder, stating that this Warrant shall thereafter continue in full force and effect and the terms hereof (including, without limitation, all of the provisions of this Section 4) shall be applicable to the stock, securities, cash or property which such person may be required to deliver upon any exercise of this Warrant or the exercise of any rights pursuant thereto. Nothing in this Section 4 shall be deemed to authorize the Company to enter into any transaction not otherwise permitted by the Financing Agreement.

5. Other Dilutive Events. In case any event shall occur as to which the provisions of Section 3 or Section 4 are not strictly applicable or if strictly applicable would not, in the reasonable judgment of the Board of Directors, fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principles of such Sections, then, in each such case, the Board of Directors of the Company shall, in good faith, make an adjustment in the application of such provisions, in accordance with the essential intent and principles hereof, so as to preserve, without dilution, the purchase rights represented by this Warrant.

6. No Dilution or Impairment. The Company shall not, by amendment of its Articles of Incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against dilution or other impairment in accordance with the terms hereof. Without limiting the generality of the foregoing, the Company (a) shall not permit the par value of any shares of stock receivable upon the exercise of this Warrant to exceed the amount payable therefor upon such exercise, (b) shall take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock, free from all taxes, liens, security interests, encumbrances, preemptive rights and charges on the exercise of the Warrants from time to time outstanding, and (c) shall not amend or modify any provision of the Articles of Incorporation or by-laws of the Company in any manner that would adversely affect in any way the rights or powers of the Holder of this Warrant in its capacity as such.

7. Notices of Corporate Action. In the event of:

(a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

(b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any consolidation or merger involving the Company and any other Person, any transaction or series of transactions in which more than 50% of the voting securities of the Company are transferred to another Person, or any transfer, sale or other disposition of all or substantially all the assets of the Company to any other Person, or

(c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

the Company shall mail to each holder of a Warrant a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, and (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, sale, disposition, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up. In the case of any action covered by clause (a) above, such notice shall be mailed by the Company at least 10 days prior to the date on which such record is to be taken, and, in the case of any action covered by clause (b) or (c) above, such notice shall be mailed by the Company at least 20 days prior to the date or expected date on which such action is to take place.

8. Listing of Common Stock. At any such time as Common Stock is listed on any national securities exchange, the Company shall, at its expense, obtain promptly and maintain the approval for listing on the principal such exchange, upon official notice of issuance, the shares of Common Stock issuable upon exercise of the then outstanding Warrants and maintain the listing of such shares after their issuance; and the Company shall also list on such national securities exchange and shall maintain such listing of, any Other Securities that at any time are issuable upon exercise of the Warrants, if and at the time that any securities of the same class shall be listed on such national securities exchange by the Company.

9. Restrictions on Transfer.

9.1. Restrictive Legends. Except as otherwise permitted by this Section 9, each Warrant (including each Warrant issued upon the transfer of any Warrant) shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THIS WARRANT AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS. THIS WARRANT AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THIS WARRANT.”

“THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF A REGISTRATION RIGHTS AGREEMENT DATED AS OF FEBRUARY 16, 2004, AS SUCH AGREEMENT MAY BE AMENDED, MODIFIED, SUPPLEMENTED, RESTATED OR OTHERWISE CHANGED FROM TIME TO TIME.”

Except as otherwise permitted by this Section 9, during the term of the Financing Agreement, each Warrant (including each Warrant issued upon the transfer of any Warrant) shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF A FINANCING AGREEMENT DATED AS OF AUGUST 13, 2003, AS SUCH AGREEMENT MAY BE AMENDED, MODIFIED, SUPPLEMENTED, RESTATED OR OTHERWISE CHANGED FROM TIME TO TIME.”

Except as otherwise permitted by this Section 9, each certificate for Common Stock (or Other Securities) issued upon the exercise of any Warrant, and each certificate issued upon the transfer of any such Common Stock (or Other Securities), shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN COMMON STOCK PURCHASE WARRANT ISSUED BY ATP OIL & GAS CORPORATION. A COMPLETE AND CORRECT COPY OF THE FORM OF SUCH WARRANT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL

OFFICE OF ATP OIL & GAS CORPORATION. OR AT THE OFFICE OR AGENCY MAINTAINED BY ATP OIL & GAS CORPORATION AS PROVIDED IN SUCH WARRANT AND WILL BE FURNISHED TO THE HOLDER OF SUCH SECURITIES UPON WRITTEN REQUEST AND WITHOUT CHARGE.”

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A REGISTRATION RIGHTS AGREEMENT, DATED AS OF FEBRUARY 16, 2004, AS SUCH AGREEMENT MAY BE AMENDED, MODIFIED, SUPPLEMENTED, RESTATED OR OTHERWISE CHANGED FROM TIME TO TIME.”

9.2. Transfer to Comply With the Securities Act. Restricted Securities may not be sold, assigned, pledged, hypothecated, encumbered or in any manner transferred or disposed of, in whole or in part, except in compliance with the provisions of the Securities Act and state securities or Blue Sky laws and the terms and conditions hereof. Other than in connection with any sale, assignment, pledge, hypothecation, encumbrance or any transfer or disposition of this Warrant (or any part thereof) by the Holder to any Related Fund (as defined in the Financing Agreement) or any other affiliate of the Holder, prior to effecting any such sale, assignment, pledge, hypothecation, encumbrance, transfer or disposition, the Holder shall deliver to the Company an opinion of counsel, reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act and is otherwise in compliance with the Securities Act and any applicable state securities or Blue Sky laws.

9.3. Termination of Restrictions. The restrictions imposed by this Section 9 on the transferability of Restricted Securities shall cease and terminate as to any particular Restricted Securities (a) when a registration statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) when such securities are sold pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, or (c) when, in the opinion of both counsel for the Holder and counsel for the Company, such restrictions are no longer required or necessary in order to protect the Company against a violation of the Securities Act upon any sale or other disposition of such securities without registration thereunder. Whenever such restrictions shall cease and terminate as to any Restricted Securities, the Holder shall be entitled to receive from the Company, without expense (other than applicable transfer taxes, if any), new securities of like tenor not bearing the applicable legends required by Section 9.1.

10. Reservation of Stock, Etc. The Company shall at all times reserve and keep available, solely for issuance and delivery upon exercise of this Warrant, the number of shares of Common Stock (or Other Securities) from time to time issuable upon exercise of this Warrant. All shares of Common Stock (or Other Securities) issuable upon exercise of this Warrant shall be duly authorized and, when issued upon such exercise, shall be validly issued and, in the case of shares, fully paid and nonassessable with no liability on the part of the holders thereof, and, in the case of all securities, shall be free from all taxes, liens, security interests, encumbrances, preemptive rights and charges. The transfer agent for the Common Stock, which may be the Company (“Transfer Agent”), and every subsequent Transfer Agent for any shares of the Company’s capital stock issuable upon the exercise of any of the purchase rights represented by this Warrant, are hereby irrevocably authorized and directed at all times until the Expiration Date to reserve such number of authorized and unissued shares as shall be requisite for such purpose. The Company shall keep copies of this Warrant on file with the Transfer Agent for the Common Stock and with every subsequent Transfer Agent for any shares of the Company’s capital stock issuable upon the exercise of the rights of purchase represented by this Warrant. The Company shall supply such Transfer Agent with duly executed stock certificates for such purpose. All Warrant Certificates surrendered upon the exercise of the rights thereby evidenced and not required to be returned to the Holder pursuant hereto shall be canceled. Subsequent to the Expiration Date, no shares of Common Stock need be reserved in respect of any unexercised Warrant.

11. Registration and Transfer of Warrant, Etc.

11.1. Warrant Register; Ownership of Warrant. Each Warrant issued by the Company shall be numbered and shall be registered in a warrant register (the “Warrant Register”) as it is issued and transferred, which Warrant Register shall be maintained by the Company at its principal office or, at the Company’s election and expense, by a Warrant Agent or the Company’s transfer agent. The Company shall be entitled to treat the registered Holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other Person, and shall not be affected by any notice to the contrary, except that, if and when any Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer thereof as the owner of such Warrant for all purposes. Subject to Section 9, a Warrant, if properly assigned (or assigned by the Holder to any Related Fund (as defined in the Financing Agreement) or any other affiliate of the Holder), may be exercised by a new holder without a new Warrant first having been issued.

11.2. Transfer of Warrant. At any time after May 17, 2004 and subject to compliance with Section 9, if applicable, this Warrant and all rights hereunder are transferable in whole or in part, without charge to the Holder hereof, upon surrender of this Warrant with a properly executed Form of Assignment attached hereto as Exhibit B at the principal office of the Company. Upon any partial transfer, the Company shall at its expense issue and deliver to the Holder a new Warrant of like tenor, in the name of the Holder, which shall be exercisable for a number of shares of Common Stock with respect to which rights under this Warrant were not so transferred. Notwithstanding the first sentence of this Section 11.2 (including, without limitation, the restriction on transferability on or prior to May 17, 2004), at any time after the date hereof and subject to compliance with Section 9, this Warrant (or any part thereof) shall be freely transferable by the Holder to any Related Fund (as defined in the Financing Agreement) or any other affiliate of the Holder.

11.3. Replacement of Warrant. On receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity bond in such reasonable amount as the Company may determine, or, in the case of any such mutilation, on surrender of such Warrant to the Company at its principal office and cancellation thereof, the Company at its expense shall execute and deliver, in lieu thereof, a new Warrant of like tenor. Applicants for such substitute Warrants shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may from time to time prescribe by giving notice thereof to the Holder.

11.4. Fractional Shares. Notwithstanding any provision of this Warrant, the Company shall not be required to issue fractions of shares upon exercise of this Warrant or to distribute certificates which evidence fractional shares. In lieu of fractional shares, the Company shall make payment to the Holder, at the time of exercise of this Warrant as herein provided, in an amount in cash equal to such fraction multiplied by the Exercise Price of a share of Common Stock on the date of Warrant exercise.

12. Remedies; Specific Performance. The Company stipulates that there would be no adequate remedy at law to the Holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant and accordingly, the Company agrees that, in addition to any other remedy to which the Holder may be entitled at law or in equity, the Holder shall be entitled to seek to compel specific performance of the obligations of the Company under this Warrant, without the posting of any bond, in accordance with the terms and conditions of this Warrant in any court of the United States or any State thereof having jurisdiction, and if any action should be brought in equity to enforce any of the provisions of this Warrant, the Company shall not raise the defense that there is an adequate remedy at law. Except as otherwise provided by law, a delay or omission by the Holder hereto in exercising any right or remedy accruing upon any such breach shall not impair the right or remedy or constitute a waiver of or acquiescence in any such breach. No remedy shall be exclusive of any other remedy. All available remedies shall be cumulative.

13. No Rights or Liabilities as Shareholder. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof any rights as a shareholder of the Company or as imposing any obligation on the Holder to purchase any securities or as imposing any liabilities on the Holder as a shareholder of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company.

14. Notices. All notices and other communications (and deliveries) provided for or permitted hereunder shall be made in writing by hand delivery, telecopier, any courier guaranteeing overnight delivery or first class registered or certified mail, return receipt requested, postage prepaid, addressed: if to the Company, to the Company at its address at:

ATP Oil & Gas Corporation

4600 Post Oak Place

Suite 200

Houston, Texas 77027

Attention: Chief Financial Officer

Telephone: 713-622-3311

Telecopier: 713-622-5101

with a copy to:

ATP Oil & Gas Corporation

4600 Post Oak Place

Suite 200

Houston, Texas 77027

Attention: General Counsel

Telephone: 713-622-3311

Telecopier: 713-622-0289;

if to the Holder, at the address specified in the Financing Agreement; or as to any party, at such other address as shall be designated by such party in a written notice to the other party.

All such notices and communications (and deliveries) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when receipt is acknowledged, if telecopied; on the next Business Day, if timely delivered to a courier guaranteeing overnight delivery; and five days after being deposited in the mail, if sent first class or certified mail, return receipt requested, postage prepaid; provided, that the exercise of any Warrant shall be effective in the manner provided in Section 2.

15. Amendments. This Warrant and any term hereof may not be amended, modified, supplemented or terminated, and waivers or consents to departures from the provisions hereof may not be given, except by written instrument duly executed by the party against which enforcement of such amendment, modification, supplement, termination or consent to departure is sought.

16. Descriptive Headings, Etc. The headings in this Warrant are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein. Unless the context of this Warrant otherwise requires: (1) words of any gender shall be deemed to include each other gender; (2) words using the singular or plural number shall also include the plural or singular number, respectively; (3) the words “hereof”, “herein” and “hereunder” and words of similar import when used in this Warrant shall refer to this Warrant as a whole and not to any particular provision of this Warrant, and Section and paragraph references are to the Sections and paragraphs of this Warrant unless otherwise specified; (4) the word “including” and words of similar import when used in this Warrant shall mean “including, without limitation,” unless otherwise specified; (5) “or” is not exclusive; and (6) provisions apply to successive events and transactions.

17. Governing Law. This Warrant shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to the conflict of laws principles thereof, except Sections 5-1401 and 5-1402 of the New York General Obligations Law).

18. Judicial Proceedings. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Warrant, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Warrant in the courts of any jurisdiction.

(b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Warrant in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

19. Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY WAIVE TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING, WHETHER AT LAW OR EQUITY, BROUGHT BY IT OR THE HOLDER IN CONNECTION WITH THIS WARRANT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

20. Registration Rights Agreement. The shares of Common Stock (and Other Securities) issuable upon exercise of this Warrant (or upon conversion of any shares of Common Stock issued upon such exercise) shall constitute Registrable Securities (as such term is defined in the Registration Rights Agreement). Each Holder of this Warrant shall be entitled to all of the benefits afforded to a holder of any such Registrable Securities under the Registration Rights Agreement and such Holder, by its acceptance of this Warrant, agrees to be bound by and to comply with the terms and conditions of the Registration Rights Agreement applicable to such Holder as a holder of such Registrable Securities.

21. Call Rights. On or prior to May 17, 2004, and subject to the provisions of this Section 21, the Company shall have the right to purchase all (but not less than all) of this Warrant from the Holder. The Company may exercise its call right by providing written notice to the Holder (the “Call Notice”). Any exercise by the Company of its call right shall be irrevocable. The closing of the purchase by the Company, and the sale by the Holder, of this Warrant, following exercise by the Company of its call right (the “Call Closing”) shall be held at the principal office of Holder or its legal counsel on the second (2nd) business day following Holder’s receipt of the Company’s Call Notice; provided, however, that such date may not be later than May 17, 2004. At the Call Closing, Holder shall deliver this Warrant to the Company against receipt from the Company of the aggregate Call Price (as defined below) therefor in cash by wire transfer of immediately available funds to Holder’s designated account. As used herein: “Call Price” shall mean $637,500. If Holder tenders this Warrant at the Call Closing and the Company fails to tender payment of the required aggregate Call Price at the Call Closing, then the Company’s call right shall thereupon terminate and be of no force or effect, notwithstanding its previous exercise thereof, and the Company shall indemnify Holder against all costs, expenses (including without limitation reasonable attorneys’ fees), losses and damages paid, suffered or incurred by Holder as a result of the Company’s exercise of such call right and failure to tender such aggregate Call Price.

22. Costs and Attorneys’ Fees. In the event that any action, suit or other proceeding is instituted concerning or arising out of this Warrant, the Corporation agrees and the Holder, by taking and holding this Warrant agrees, that the prevailing party shall recover from the non-prevailing party all of such prevailing party’s costs and reasonable attorneys’ fees incurred in each and every such action, suit or other proceeding, including any and all appeals or petitions therefrom.

23. Most Favorable Holder. The Company agrees that if at any time or from time to time prior to the Expiration Date it enters into any agreement with, or issues Options or Convertible Securities to, any Person other than a Holder of this Warrant, which provides such Person with more favorable terms of the type set forth in Sections 3, 4, 5 and 6 of this Warrant, then the Company shall issue to the Holder a new Warrant in exchange for this Warrant, which shall contain such terms, effective from the date such agreement is consummated or Option or Convertible Security is issued until the Expiration Date.

IN WITNESS WHEREOF, the Company has executed and delivered this Warrant to the Holder as of the date first above written.

ATP OIL & GAS CORPORATION

By:	/s/ T. Paul Bulmahn

Name:
	Title:	President

[Signature Page to Warrant No. W-2 of ATP Oil & Gas Corporation]

EXHIBIT A to Common Stock Purchase Warrant

FORM OF

ELECTION TO PURCHASE SHARES

The undersigned hereby irrevocably elects to exercise the Warrant to purchase                  shares of Common Stock, par value $.001 per share (“Common Stock”), of ATP OIL & GAS CORPORATION and hereby makes payment of $                 therefor in accordance with the terms of the Common Stock Purchase Warrant against delivery of stock certificates representing such shares. The undersigned hereby requests that certificates for such shares be issued and delivered as follows:

ISSUE TO:

(NAME)

(ADDRESS, INCLUDING ZIP CODE)

(SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER)
DELIVER TO:

(NAME)

(ADDRESS, INCLUDING ZIP CODE)

If the number of shares of Common Stock purchased (and/or reduced) hereby is less than the total number of Shares then covered by the Warrant, the undersigned requests that this Warrant, which shall note the number of shares of Common Stock issued to date, be delivered to the holder as follows:

ISSUE TO:

(NAME OF HOLDER)

(ADDRESS, INCLUDING ZIP CODE)
DELIVER TO:

(NAME OF HOLDER)

(ADDRESS, INCLUDING ZIP CODE)

Dated:                     , 200

NAME OF HOLDER[1]

By

Name:
Title:

[1]	Name of Holder must conform in all respects to name of holder as specified on the face of the Warrant.

EXHIBIT B to Common Stock Purchase Warrant

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto the Assignee named below all of the rights of the undersigned to purchase Common Stock, par value $.001 per share (“Common Stock”), of ATP OIL & GAS CORPORATION represented by the Warrant, with respect to the number of shares of Common Stock set forth below:

Name of Assignee	Address	Number of Shares

and does hereby irrevocably constitute and appoint                  Attorney to make such transfer on the books of ATP OIL & GAS CORPORATION maintained for that purpose, with full power of substitution in the premises.

Dated: , 200	NAME OF HOLDER[1]

By

Name:
Title:

[1]	Name of Holder must conform in all respects to name of holder as specified on the face of the Warrant.